UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2026

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
______________________________________________________

Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3857 Birch St
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 722-6257

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On June 5, 2026, the Tel Aviv–Jaffa District Court in Israel (the “Honorable Court”) approved a debt arrangement (described further below) (the “Debt Arrangement”) with respect to Pacific Oak SOR (BVI) Holdings, Ltd. (the “BVI”), the indirect wholly owned subsidiary of Pacific Oak Strategic Opportunity REIT, Inc. (the “Company”, “we”, “our” or “us”). On the date that certain conditions precedent are satisfied (the “Completion Date”), the Debt Arrangement will become binding on the BVI. In connection with the Debt Arrangement, and on the Completion Date, the Company, Pacific Oak Strategic Opportunity Limited Partnership (the Company’s operating partnership) (the “Partnership”) and the BVI will become subject to an agreement to provide limited operational funding, subject to conditions and limitations, from the BVI to the Company and the Partnership (the “Second Loan”). We describe each of these in more detail below.
The Debt Arrangement
Background to the Debt Arrangement
On August 19, 2025, the Company, the BVI and the Company’s former external advisor, Pacific Oak Capital Advisors, LLC (the “Advisor”), entered into a letter of undertaking (including the appendix published on August 25, 2025, the “Standstill Letter”) in favor of Reznik Paz Nevo Trusts Ltd., as trustee (the “Trustee”) for the holders of Series B and Series D bonds issued by the BVI.
On December 26, 2025, the Trustee applied to the Honorable Court to convene a meeting of the creditors comprised of the BVI’s bondholders for the purpose of approving a proposed debt arrangement on behalf of the bondholders, pursuant to Section 321 of the Israeli Insolvency and Economic Rehabilitation Law, 5778-2018 (the “Insolvency Law”). Following several pleadings filed in this regard, on February 4, 2026, the Honorable Court issued an order to convene such a meeting with respect to the Debt Arrangement. Subsequently, the meeting was convened and the Debt Arrangement was approved by the bondholders.
The Company continues to monitor the BVI’s implementation of the Debt Arrangement, and there can be no assurance as to the timing or ultimate execution and implementation of the Debt Arrangement. Upon the Completion Date of the Debt Arrangement, the Company will plan to provide an update with the related documents on a subsequent Form 8-K.
Description of the Debt Arrangement
The Debt Arrangement provides for the amendment and restatement of the existing trust deeds governing the Series B and Series D bonds issued by the BVI (as amended, the “Amended Trust Deeds”) and restructures the maturity, interest rate, security, and enforcement terms applicable to the bonds.
Under the Debt Arrangement, the outstanding principal amounts of the Series B and Series D bonds are not reduced (NIS 388,237,587 for Series B and NIS 587,063,000 for Series D). The principal and interest payment of the bonds shall be repaid in one payment on June 30, 2028 (“Final Maturity Date”).
For the period from August 1, 2025 through the Completion Date, the bonds bear interest at a fixed annual rate of 11.0%. From the Completion Date onward, the bonds bear interest at a fixed annual rate of 11.5%.
In addition, upon full repayment of the bonds on or prior to the final maturity date, all arrangement creditors shall be entitled, on a pro rata basis, to an additional payment equal to the lesser of (i) a specified incremental interest amount in the amount of 1.5% or (ii) 50% of the residual value of the BVI’s assets, as provided in the Debt Arrangement and as modified by order of the Honorable Court.
On the Completion Date, amounts held by the Trustee in designated interest reserve accounts for each bond series will be applied to accrued and unpaid interest, with any remaining amounts applied as a partial repayment of principal, subject to certain adjustments and Trustee-approved reserves.
The Debt Arrangement requires the creation and registration, within approximately 105 days following the Completion Date, of first-priority security interests in favor of the Trustee to secure the BVI obligations towards the bondholders and other creditors over substantially all unencumbered assets and rights of the BVI and its subsidiaries, subject to applicable legal and contractual limitations.
Proceeds from asset sales, refinancings, and other realizations are required to be applied in accordance with a defined payment waterfall, which includes repayment of secured asset-level indebtedness, upstreaming proceeds from the receiving entity to the BVI after repayment of the receiving entity's indebtedness, maintenance of a minimum liquidity reserve at the BVI level, and pro rata early repayment of bonds and other creditor obligations. The Debt Arrangement requires the BVI to maintain a minimum liquidity reserve of $6.0 million (subject to adjustment by the bondholders, but in no event less than $2.0 million).
The Debt Arrangement imposes significant covenants and operational limitations on the BVI and its subsidiaries, including restrictions on incurring additional indebtedness, making distributions to equity holders, entering into related-party transactions, acquiring new assets, granting guarantees, or undertaking financing transactions outside the framework approved by the bondholders. The arrangement also imposes annual caps on the BVI’s general and administrative expenses (approximately $5.0 million for 2026, $4.0 million for 2027, and $3.0 million for 2028), subject to proportional adjustment for any partial year and excluding certain Debt Arrangement-related costs and payments under the REIT Agreement. The applicable caps may be increased with the required approval under the arrangement, including written approval by the Trustee’s financial advisor and/or the debenture holder representative for increases of up to 10% of the applicable annual cap, subject to the related reporting requirements.
The Amended Trust Deeds further provide the bondholders with the right, upon the occurrence of specified events, to declare the bonds immediately due and payable and to enforce the security interests granted under the Debt Arrangement. Such events include, among others, certain breaches of the covenants and limitations described above and specified governance-related actions, including unauthorized changes to the composition of the BVI’s board of directors, as more fully described in the Amended Trust Deeds. Notwithstanding the above, the appointment of a director to the BVI in accordance with the Second Loan, will not be considered as a cause for immediate repayment. In addition, in the event of acceleration solely on account of a going-concern qualification existing in the BVI's financial statements as of the date of the Debt Arrangement, or a mandatory early redemption pursuant to a bondholder vote under the Debt Arrangement, the bondholders are not entitled to default interest, although they retain the right to receive the full outstanding principal and accrued regular interest.
In connection with the Debt Arrangement, the composition of the BVI’s board of directors was reconstituted to include directors supported by the bondholders (in addition to the existing external directors). The BVI is required to pursue an orderly sale or realization of its assets through approved brokers and to provide periodic written and oral updates regarding asset sales, financings and liquidity.
The Debt Arrangement subjects certain BVI actions to creditor oversight and approval, including through coordination with bondholder representatives regarding asset sales, financings, liquidity, and other material operational matters. The Debt Arrangement also imposes significant restrictions on the BVI and its subsidiaries, including limitations on indebtedness, distributions, related-party transactions, guarantees, asset acquisitions or dispositions, and general and administrative expenses.
In connection with the approval of the Debt Arrangement, the Honorable Court also appointed an administrator under the Insolvency Law, which is, inter alia, empowered to decide the validity and priority of creditor claims and also to serve as a claims manager to evaluate and pursue certain claims and causes of action on behalf of the BVI. The scope, timing, and potential recoveries from any such claims remain uncertain. The administrator does not have management authority with respect to the BVI.
The Second Loan
In connection with the Debt Arrangement, and on the same date that it becomes effective and binding, the Company, the Partnership and the BVI will become subject to the Second Loan. The Second Loan does not provide for a committed loan amount and does not require the BVI to advance any minimum amount. Rather, from and after effectiveness of the agreement, the BVI may, in its discretion, advance funds to the Company and the Partnership in accordance with a mutually agreed budget. The aggregate amount of advances permitted under the approved budget is approximately $2.9 million plus $61,000 more for each month commencing August 1, 2026 (of which $540,000 has already been advanced under the prior bridge loan from the BVI). Any advances are subject to the conditions that (i) the amounts requested and the timing of such requests are consistent with the approved budget and (ii) the BVI’s board of directors has determined, in its commercially reasonable good faith judgment, that the BVI has sufficient available funds to make such advances.
Amounts previously advanced by the BVI to the Company and the Partnership pursuant to a prior bridge funding arrangement are credited toward the budget applicable to the Second Loan. All amounts advanced under the prior bridge funding arrangement (the “First Loan”) and the Second Loan may, at the BVI’s discretion, be applied as payment or reimbursement of amounts owed by the BVI to the Company or the Partnership, and any such application reduces the outstanding amounts owed accordingly.
Subject to the applicable budgetary limitations, amounts not drawn during a specified budget period may be requested in subsequent periods, and amounts allocated to one expense category may be reallocated to other expense categories in the Company’s reasonable discretion, provided that the BVI receives prior written notice of such reallocation.
The Second Loan agreement limits the remedies of the Company and the Partnership in the event of a breach by the BVI, such that their sole remedy is termination of the agreement, and neither the Company nor the Partnership is entitled to seek damages or other remedies in any forum.
Under the agreement, the Company has the right, subject to approval by the BVI’s bondholders, to appoint a director to attend meetings of the BVI’s board of directors, receive notice of such meetings, and receive certain information regarding the BVI and its operations, to the extent reasonably required for the Company to comply with its U.S. reporting obligations.

As a condition to receiving funding under the Second Loan, the Company and the Partnership agreed, subject to limited exceptions, not to initiate or support insolvency, bankruptcy, liquidation, or similar proceedings and not to take actions that would hinder, frustrate, or adversely affect the approval, implementation, or performance of the Debt Arrangement or impair the BVI’s ability to meet its obligations to its bondholders.
The agreement further provides that, beginning in June 2026 and for so long as the agreement remains in effect, the BVI will include the directors and officers of the Company under the BVI’s directors’ and officers’ insurance policy, subject to an agreed annual cost cap.
The Second Loan agreement is governed by the laws of the State of Israel, and any proceedings relating to the agreement are required to be brought exclusively in the Tel Aviv–Jaffa District Court.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information contained in Item 1.01 above is incorporated herein by reference.
Forward-Looking Statements
This Current Report on Form 8-K includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the Debt Arrangement and Second Loan. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Actual results may differ materially from those contemplated by such forward-looking statements. These statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item IA of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, Part I, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2025, Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2025, and Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025, each as filed with the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

Dated: June 10, 2026	BY:	/S/ BRIAN RAGSDALE
Brian Ragsdale
President, Chief Executive Officer and Chief Financial Officer
(principal executive officer)